                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                                   QMS, INC.
                                       TO
                          MINOLTA INVESTMENTS COMPANY,
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                               MINOLTA CO., LTD.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JULY 12, 1999 UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the "Common Stock"), including the preferred share purchase rights associated therewith issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares"), of QMS, Inc., a Delaware corporation (the "Company"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                        HARRIS TRUST COMPANY OF NEW YORK

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
                  BY MAIL:                              BY HAND/OVERNIGHT DELIVERY:
             Wall Street Station                              Receive Window
                P.O. Box 1023                                Wall Street Plaza
           New York, NY 10268-1023                      88 Pine Street, 19th Floor
        (registered or certified mail                       New York, NY 10005
                recommended)
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                           BY FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 701-7636
                         CONFIRM FACSIMILE BY TELEPHONE
                                 (212) 701-7624

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Minolta Investments Company, a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Minolta Co., Ltd., a Japanese corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated June 14, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Common Stock"), including the preferred share purchase rights associated therewith issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares"), of QMS, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

--------------------------------------------------------------------------------

-------------------------------------------
 Number of Shares: ____________________________________________________________
 Certificate Nos. (if available): _____________________________________________
 Check box if Shares will be tendered by book-entry transfer: / /

 Account Number: ______________________________________________________________
 Dated: ________________________________________________________________ , 1999
-------------------------------------------
-------------------------------------------

 Name(s) of Record Holder(s): _________________________________________________

 ______________________________________________________________________________
                                  PLEASE PRINT

 ______________________________________________________________________________

 Address(es): _________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________
                                                                       ZIP CODE

 Area Code and
 Tel. No.: ____________________________________________________________________

 Signature(s): ________________________________________________________________

 ---------------------------------------------

 ------------------------------------------------------------------------------

                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

     The undersigned, a participant in the Security Transfer Agents Medallion
 Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's
 Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period herein.
 Failure to do so could result in a financial loss to such Eligible
 Institution.

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
 Name of Firm:
                                    AUTHORIZED SIGNATURE

 Address:                                      Name:
                                                               PLEASE PRINT

                                               Title:
                                    ZIP CODE
 Area Code & Tel. No:                          Date:  , 1999

 DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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